CONFIRMATION OF COVERAGE

THE TERMS AND CONDITIONS OF THIS CONFIRMATION OF INSURANCE MAY NOT AGREE WITH THE COVERAGE REQUEST SUBMITTED FOR CONSIDERATION. PLEASE READ THIS CONFIRMATION CAREFULLY AND COMPARE IT WITH ANY QUOTE AND/OR SUBMISSION DOCUMENTS, AND REVIEW THE POLICY FORMS FOR THE ACTUAL COVERAGES PROVIDED.
IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IN RELIANCE UPON THE STATEMENTS MADE IN THE APPLICATION/SUBMISSION, WE HAVE OBTAINED INSURANCE AT YOUR REQUEST AS FOLLOWS:

DATE ISSUED: December 29, 2008

PRODUCER: TOS Insurance Services, LTD. ($US)
3875 Henning Dr. #100
Burnaby, BC V5C 6N5

INSURED: **Response Biomedical Corp.**
1781 – 75th Avenue W.
Vancouver, BC Canada, V6P 6P2

INSURER: Underwriters at Lloyd's, London ($US)

POLICY NO.: KDN108WA1631

COVERAGE: Director's & Officer's - Public Primary

POLICY PERIOD: 12/8/2008 TO 12/8/2009

TERM: 365
12:01 A.M. STANDARD TIME AT THE LOCATION ADDRESS OF THE NAMED INSURED.

LIMITS OF LIABILITY: 5,000,000 Aggregate Limit of Liability US$$

DEDUCTIBLE:

$0	A	
$50,000	B and/or C	Claims other than Securities Claims or EPL Claims
$50,000	B and/or C	EPL Claims
$150,000	B and/or C	Securities Claims

PREMIUM: $53,000.00

AGENCY FEE: $ 7,950.00

Total: $60,950.00

POLICY FORM: **CLM**